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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AND REPORT ON FINANCIAL STATEMENT SCHEDULE

The Board of Directors
Beckman Coulter, Inc.:

        The audits referred to in our report dated February 21, 2005 included the related financial statement schedule as of December 31, 2004, and for each of the years in the three-year period ended December 31, 2004. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

        We consent to incorporation by reference in the registration statements (No. 333-100904) on Form S-3 and (Nos. 333-24851, 333-37429, 33-31573, 33-41519, 33-51506, 33-66990, 33-66988, 333-69291, 333-59099, 333-69249, 333-69251, 333-72896 and 333-72892) on Form S-8 of Beckman Coulter, Inc. of our reports dated February 21, 2005, with respect to the consolidated balance sheets of Beckman Coulter, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004, annual report on Form 10-K of Beckman Coulter, Inc.

/s/ KPMG LLP
KPMG LLP
Orange County, California
February 21, 2005

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND REPORT ON FINANCIAL STATEMENT SCHEDULE